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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Rushmore Financial Group, Inc.


We consent to incorporation by reference into the registration statement on Form S-8 of Rushmore Financial Group, Inc. of our report dated January 15, 1999, relating to the statement of financial condition of Rushmore Securities Corporation as of December 31, 1998 and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997, which report appears in the December 31, 1998 annual report on Form 10-KSB of Rushmore Financial Group, Inc.



                                     /s/ CHESHIER & FULLER, L.L.P.



Dallas, Texas
August 4, 1999